UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

MEDIACOM BROADBAND LLC
(Exact name of registrant as specified in its charter)

Delaware	333-72440	06-1615412
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crystal Run Road Middletown, New York	10941
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 695-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Mediacom Communications Corporation owns cable systems through two principal subsidiaries, Mediacom LLC and Mediacom Broadband LLC. The operating subsidiaries of Mediacom Broadband LLC (the “Registrant”) have a bank credit facility (the “Broadband credit facility”) that consists of a revolving credit commitment and two term loans. On May 29, 2008, the operating subsidiaries of the Registrant entered into an incremental facility agreement that provides for a new term loan under the Broadband credit facility in the principal amount of $350.0 million (the “new term loan”). On May 29, 2008, the full amount of the $350.0 million new term loan was borrowed by the operating subsidiaries of the Registrant.

Borrowings under the new term loan bear interest at a floating rate or rates equal to, at the option of the operating subsidiaries of the Registrant, the LIBOR rate or the prime rate, plus a margin of 3.50% for LIBOR rate loans and a margin of 2.50% for prime rate loans. For the first four years of the new term loan, the LIBOR rate and the prime rate applicable to the new term loan are subject to a minimum of 3.00% in the case of the LIBOR rate and a minimum of 4.00% in the case of the prime rate. The new term loan matures on January 3, 2016. The obligations of the operating subsidiaries under the new term loan are governed by the terms of the Broadband credit facility.

Approximately $335.0 million of the proceeds from the new term loan were used to repay the outstanding balance of the revolving credit portion of the Broadband credit facility, without any reduction in the revolving credit commitments. The balance of the proceeds from the new term loan will be used for general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired — None

(b) Pro Forma Financial Information — None

(c) Shell Company Transactions — None

(d) Exhibits:

Exhibit No.	Description

10.1	Incremental Facility Agreement, dated as of May 29, 2008, between the operating subsidiaries of Mediacom Broadband LLC, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2008

Mediacom Broadband LLC

By: /s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Facility Agreement, dated as of May 29, 2008, between the operating subsidiaries of Mediacom Broadband LLC, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent